UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2012

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32380	03-0542659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 421-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On August 1, 2012, Interline Brands, Inc., a Delaware corporation (the “Company”), began mailing the definitive proxy statement (the “Definitive Proxy Statement”) relating to the special meeting of stockholders of the Company, which is scheduled for August 29, 2012, to vote upon, among other things, the proposal to adopt the previously announced Agreement and Plan of Merger, entered into on May 29, 2012 (the “Merger Agreement”), by and among the Company, Isabelle Holding Company Inc., a Delaware corporation (“Parent”), and Isabelle Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).  Parent is an affiliate of GS Capital Partners VI Fund, L.P.  One or more investment funds managed by P2 Capital Partners, LLC will also own an interest in Parent at the closing of the transactions contemplated by the Merger Agreement.

As previously disclosed in the Definitive Proxy Statement, a purported stockholder class action complaint, Diane P. Cohen v. Interline Brands, Inc., et al., was filed in the Court of Chancery of the State of Delaware on June 13, 2012, against the Company, each member of the Company’s Board of Directors, GS Capital Partners VI Fund, L.P., P2 Capital Partners, LLC, Parent and Merger Sub.

The defendants vigorously deny all liability with respect to the facts and claims alleged in the lawsuit, and specifically deny that any further supplemental disclosure was required under any applicable rule, statute, regulation or law.  However, solely to avoid the risk of delaying or adversely affecting the merger and the related transactions and to minimize the expense of defending the lawsuit, the defendants have agreed to the settlement described below.

On August 14, 2012, the defendants entered into a memorandum of understanding with the lead plaintiff regarding the settlement of the action.  In connection with the settlement, the Company agreed to make certain additional disclosures to its stockholders, which are contained in this Current Report on Form 8-K.  The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement.  The stipulation of settlement will be subject to customary conditions, including the consummation of the merger and court approval following notice to the Company’s stockholders.  In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness, and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger, the Merger Agreement and any disclosure made in connection therewith.  In addition, in connection with the settlement, the parties contemplate that the lead plaintiff’s counsel will petition the court for an award of attorneys’ fees and expenses to be paid by the Company.  There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation.  In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

The settlement will not affect the timing of the merger or the amount of merger consideration to be paid in the merger.

SUPPLEMENTAL INFORMATION TO DEFINTIVE PROXY STATEMENT

In connection with the settlement of certain stockholder litigation as discussed in this Current Report on Form 8-K, the Company has agreed to supplement the disclosure in the Definitive Proxy Statement with the disclosures below.  This supplemental information should be read in conjunction with the Definitive Proxy Statement, which the Company urges investors to read in its entirety.

With respect to the section “Background of the Merger” starting on page 26, the eighth paragraph on page 31 is hereby revised in its entirety as follows:

At a special telephonic meeting of the Company’s Board of Directors on April 25, 2012, at which representatives from Paul, Weiss and Barclays participated, the Company’s Board of Directors was provided with updates on recent discussions with P2 Capital Partners, LLC and GS Capital Partners, including that P2 Capital Partners, LLC had determined to cease participation in a potential acquisition of the Company and that GS Capital Partners had stated that it needed additional time to determine whether to proceed with the negotiation of a definitive merger agreement relating to the sale of the Company.  In light of these developments, the Company’s Board of Directors determined that the Company’s advisors should suspend work with respect to transaction documents until such time as GS Capital Partners was able to complete its due diligence review of the Company and reaffirm its commitment to consummate the transaction.  Additionally, the Company’s Board of Directors discussed the timing of potentially soliciting indications of interest from strategic parties with regard to a possible transaction with the Company in light of the recent developments with P2 Capital Partners, LLC and GS Capital Partners, as well as the number of strategic parties to be contacted and determined that given that the merger agreement would likely include a “go shop” provision~~,~~ and ~~concluded that~~ due to concerns relating to ensuring continued confidentiality regarding the process and potential disruption of the Company’s business and operations in the case of any leaks and the potential impact such leaks could have on the Company’s negotiations with GS Capital Partners, only a limited number of solicitations of key strategic parties should be made.  The Company’s Board of Directors further determined that such communications should only be commenced after greater certainty regarding GS Capital Partners’ commitment to consummate the transaction had been obtained to mitigate any unnecessary exposure to such risks.

With respect to the section “Background of the Merger” starting on page 26, the first paragraph on page 32 is hereby revised in its entirety as follows:

On May 8, 2012, the Company released its financial results for the first quarter of fiscal 2012.  On the evening of May 8, 2012, GS Capital Partners contacted Barclays and indicated that it was prepared to proceed with the transaction at a price of $25.50 per share, lower than the range of $26 to $28 that GS Capital Partners had previously indicated to the Company as GS Capital Partners cited as reasons for the decrease in price certain macroeconomic factors, including general concerns in the financing markets.  The closing price of the Company’s common stock on May 8, 2012 was $19.72 per share.

With respect to the section “Background of the Merger” starting on page 26, the third paragraph on page 32 is hereby revised in its entirety as follows:

Also on May 10, 2012, the Company’s Board of Directors met and formed a transaction committee comprised of three independent directors to evaluate the transaction proposal from GS Capital Partners and other potential transactions involving the potential acquisition of the Company, which consisted of Gideon Argov, John J. Gavin and Barry J. Goldstein (the “Transaction Committee”).  The Transaction Committee was formed to help facilitate negotiations between the Company and GS Capital Partners as a means to allow the Company’s advisors to obtain guidance from directors in a timely and efficient manner.  Following deliberations and discussions with the Transaction Committee, the Company’s Board of Directors instructed Barclays to request GS Capital Partners to submit its best and final offer price in order for discussions regarding a possible transaction to continue.  The Board of Directors also confirmed that Barclays should now solicit indications of interest with regard to a possible acquisition of the Company from three potential strategic acquirers~~,~~ to gauge interest in a potential acquisition of the Company.  The three potential strategic acquirers were previously identified by Barclays as companies that were likely to have a potential interest in pursuing a transaction with the Company~~,~~ due to ~~gauge possible market~~, among other reasons, the perceived strategic fit of the Company for such parties, the potential ability of such parties to consummate an acquisition involving a company the size of the Company, and the perceived interest level of such parties in pursuing a potential acquisition of the Company.  Following such meeting, as instructed by the Company’s Board of Directors, Barclays called GS Capital Partners to request its best and final offer.

With respect to the section “Background of the Merger” starting on page 26, the sixth paragraph on page 32 is hereby revised in its entirety as follows:

In addition, on May 14, 2012, the strategic parties contacted by Barclays responded to the requests for indications of interest with respect to a potential transaction with the Company.  Strategic Party 1 indicated that it might have an interest but would be unable to move forward to review the opportunity for a period of at least 30 days due to other strategic priorities.  Strategic Party 2 informed Barclays that it was not interested in acquiring the entire Company but only potentially acquiring selected assets.  Strategic Party 3 informed Barclays that it was not interested in acquiring the Company.  Subsequently, Strategic Party 1 did not re-engage in discussions with the Company and each of the strategic parties contacted on May 14, 2012 confirmed during the go-shop period that they were not interested in pursuing discussions regarding an acquisition of the Company.

With respect to the section “Background of the Merger” starting on page 26, the seventh paragraph on page 32 is hereby revised in its entirety as follows:

On May 15, 2012, Messrs. Grebe, Sweder and John Ebner, the Company’s Chief Financial Officer, and a representative of Paul, Weiss met with representatives of GS Capital Partners at an in-person meeting to discuss, among other things, GS Capital Partners proposed timetable for completion of the merger and its proposal for financing the merger.  With the prior consent of the Company’s Board of Directors given the proposed offer price, GS Capital Partners ~~also discussed~~ was given its first opportunity to discuss with Mr. Grebe its expectations regarding management’s equity participation in the merger and the surviving corporation.  During such discussion, GS Capital Partners expressed that it anticipated that Mr. Grebe and potentially other members of the Company’s management would invest in Parent 50% of their after-tax proceeds from the proposed merger attributable to their existing equity.  GS Capital Partners also discussed the potential grant of stock options, subject to certain vesting and/or performance requirements, to Mr. Grebe and potentially other members of Company’s management representing approximately 8% of the fully diluted equity of Parent as of the closing of the merger.

With respect to the section “Background of the Merger” starting on page 26, a new third paragraph is added immediately following the current second paragraph and preceding the current third paragraph on page 33 as follows:

On May 17, 2012, Barclays received from GS Capital Partners an initial draft of the term sheet relating to management’s equity participation in Parent and post-closing compensation arrangements (the “Term Sheet”).  Between May 18, 2012 and May 27, 2012, with the prior consent of the Company’s Board of Directors given the proposed and agreed upon offer price, representatives of GS Capital Partners, Fried Frank and Mr. Grebe and his counsel, had discussions regarding management’s contemplated equity participation in Parent, as well as Mr. Grebe’s contemplated employment terms following the closing.  During such period, the aforementioned parties negotiated (i) the terms and amount of management reinvestment, both as it related to Mr. Grebe as well as with respect to certain other potential members of the Company’s management, (ii) the amount and terms of stock options to be granted to Mr. Grebe and certain other members of the Company’s management who may agree to rollover and invest in Parent, including, but not limited to, the size of the option pool and initial option grants, the exercise price, the term and vesting of such options, transfer restrictions and restrictive covenants (iii) the terms of a shareholders agreement that each management investor, including Mr. Grebe, would be required to enter into at the closing of the merger and (iv) certain additional matters including, but not limited to, the terms of a retention bonus pool for members of the Company’s management (other than Mr. Grebe) and potential representation by Mr. Grebe and Mr. Sweder on the board of directors of Parent following closing.

With respect to the section “Background of the Merger” starting on page 26, the first paragraph on page 34 is hereby revised in its entirety as follows:

Between May 27, 2012 and May 29, 2012, representatives of the Company, Paul, Weiss, Fried Frank, Debevoise, P2 Capital Partners, LLC and GS Capital Partners continued negotiations regarding the terms of the merger agreement and ancillary agreements, including the equity and debt commitment letters and the limited guarantees.  With the prior consent of the Company’s Board of Directors, during this time, representatives of GS Capital Partners also continued negotiations with ~~the Company’s chief executive officer~~ Mr. Grebe and his counsel regarding the terms of ~~his~~ Mr. Grebe’s investment in Parent, the expected investment in Parent by other members of senior management, and the terms of a new equity plan, and awards granted thereunder, to be sponsored by Parent post-closing, and finalized and executed the Term Sheet on May 29, 2012.

With respect to the section “Background of the Merger” starting on page 26, the fifth paragraph on page 34 is hereby revised in its entirety as follows:

The merger agreement provides that, until 11:59 p.m. (New York City time) on June 28, 2012, the Company was permitted to solicit, initiate, facilitate and encourage any inquiries regarding any proposal or offer that constituted an acquisition proposal, including by way of providing non-public information, and enter into and maintain discussions or negotiations with respect to acquisition proposals or other proposals that could lead to acquisition proposals, or otherwise cooperate, assist, participate in or facilitate any such discussions or negotiations (subject to compliance with the terms of the merger agreement).  Barclays, on behalf of the Company, contacted 54 potential bidders during the go-shop period.  The potential bidders were selected by Barclays, with input from the Company, and consisted of 47 financial sponsors and 7 strategic parties, that were identified based on, among other reasons, the perceived strategic fit of the Company for such parties, the potential ability of such parties to consummate an acquisition involving a company the size of the Company, and the perceived interest level of such parties in pursuing a potential acquisition of the Company.  However, the Company did not receive any alternative acquisition proposals during such period.

With respect to the section “Opinion of the Company’s Financial Advisor — Selected Comparable Company Analysis” starting on page 41, the second paragraph and following chart on page 41 are hereby revised in its entirety as follows:

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to the Company with selected companies in the distribution industry that Barclays, based on its experience in this industry, deemed comparable to the Company.  The names of each of the selected comparable companies ~~were:~~and the enterprise value as a multiple of calendar year 2012 estimated EBITDA derived for each of the selected comparable companies are set forth below.

Selected Comparable Company	Enterprise Value as a Multiple of Calendar Year 2012 Estimated EBITDA

Industrial End-Market Companies
Airgas, Inc.	N/A*
Anixter International Inc.	6.6x
Applied Industrial Technologies, Inc.	7.5x
Barnes Group Inc.	7.8x
Dorman Products, Inc.	7.7x
Fastenal Company	17.3x
Genuine Parts Company	8.5x
Houston Wire & Cable Company	7.5x
Kaman Corporation	7.8x
MSC Industrial Direct Co., Inc.	9.8x
Rexel S.A.	6.0x
WESCO International, Inc.	9.2x
W.W. Grainger, Inc.	10.3x

Residential End-Market Companies
Beacon Roofing Supply, Inc.	7.9x
Pool Corporation	12.8x
Universal Forest Products, Inc.	9.9x
Watsco, Inc.	10.4x
Wolseley PLC	8.2x

* Not available.

With respect to the section “Opinion of the Company’s Financial Advisor — Selected Precedent Transaction Analysis” starting on page 43, the first paragraph and following charts on page 43 are hereby revised in its entirety as follows:

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant.  Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to the Company with respect to the size, mix, margins and other characteristics of their businesses.  The following tables set forth the transactions analyzed based on such characteristics ~~and~~, the results of such analysis~~:~~ and the enterprise value as a multiple of LTM EBITDA derived for each of the selected precedent transactions.

Ann. Date	Acquiror	Target	Enterprise Value as a Multiple of LTM EBITDA
Precedent Strategic Transactions
Oct-10	Interline	CleanSource, Inc.	7.7x
Nov-07	United Stationers Inc.	ORS Nasco Holding, Inc.	8.5x
Oct-07	McJunkin Corporation	Red Man Pipe & Supply Company	7.2x
Mar-07	Univar N.V.	Chemcentral Corporation	9.3x
Oct-06	WESCO International, Inc.	Communications Supply Corporation	9.0x
May-06	Interline	American Sanitary Incorporated	7.5x

Ann. Date	Acquiror	Target	Enterprise Value as a Multiple of LTM EBITDA
Mar-06	MSC Industrial Direct Co., Inc.	J&L Industrial Supply	11.7x
Jan-06	The Home Depot, Inc.	Hughes Supply, Inc.	11.3x
Aug-05	WESCO International, Inc.	Carlton-Bates Company	9.2x
Jul-05	The Home Depot, Inc.	National Waterworks, Inc.	10.1x
Jul-05	Interline	Copperfield Chimney Supply	8.4x
Apr-05	WinWholesale, Inc.	Noland Company	9.1x
Feb-04	Code Hennessy & Simmons LLC	The Hillman Companies, Inc.	9.3x
Nov-03	Hughes Supply, Inc.	Century Maintenance Supply, Inc.	9.9x
Sep-02	National Waterworks, Inc.	U.S. Filter Distribution Group, Inc.	7.0x

Precedent Financial Sponsor Transactions
May-12	Clayton, Dubilier & Rice, LLC	Roofing Supply Group, LLC	8.3x
Nov-10	TPG Capital	Ashland Distribution	10.4x
Sep-10	Clayton, Dubilier & Rice, LLC	Univar N.V.	9.1x
Apr-10	Oak Hill Capital Partners	The Hillman Companies, Inc.	9.5x
Apr-10	TPG Capital	American Tire Distributors Holdings, Inc.	10.7x
Aug-07	Clayton, Dubilier & Rice, LLC/Bain Capital/The Carlyle Group	HD Supply, Inc.	9.4x
Jul-07	CVC Capital Partners Ltd.	Univar N.V.	9.2x
Dec-06	Goldman Sachs Capital Partners	McJunkin Corporation	7.4x
Nov-06	Caxton-Iseman Capital	Valley National Gases, Incorporated	8.3x
Jun-06	Investcorp	FleetPride Corporation	10.0x
May-04	Cerberus Capital Management, L.P. (BlueLinx Corporation)	Georgia Pacific Corporation - BMD Division	7.3x

Enterprise Value as a Multiple of LTM EBITDA

	Low	Median	High
All Transactions	7.0x	9.2x	11.7x
Precedent Strategic Transactions	7.0x	9.1x	11.7x
Precedent Financial Sponsor Transactions	7.3x	9.2x	10.7x

Implied Multiple Based on Per Share Merger Consideration of $25.50		9.7x

With respect to the section “Opinion of the Company’s Financial Advisor - Discounted Cash Flow Analysis” starting on page 44, the second paragraph on page 44 is hereby revised in its entirety as follows:

To calculate the estimated enterprise value of the Company using the discounted cash flow method, Barclays added (i) the total present value of the Company’s projected after-tax unlevered free cash flows for March 31, 2012 through December 31, 2016 based on two management projections cases, the Organic Growth Projections and another set of projections which assume that the Company achieves growth through both organic means and through acquisitions (the ‘‘Organic and Acquisitions Growth Projections’’), to (ii) the present value of the Company’s ‘‘terminal value’’ as of December 31, 2016. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense and amortization (excluding amortization of purchased intangibles) and adding back depreciation, subtracting capital expenditures and adjusting for changes in net working capital (including a provision for doubtful accounts).  For purposes of this analysis, stock-based compensation was treated as a cash expense.  The residual value of the Company at the end of the forecast period, or ‘‘terminal value,’’ was estimated by selecting a range of terminal value multiples based on estimated Adjusted EBITDA for the period ending December 31, 2017 of 6.5x to 8.5x, which was derived by analyzing the results from the selected comparable company analysis and applying such range to the Organic Growth Projections and the Organic and Acquisitions Growth Projections. The range of after-tax discount rates of 10.5% to 12.5% was selected based on an analysis of the weighted average cost of capital of the comparable companies.

With respect to the section “Opinion of the Company’s Financial Advisor - General” starting on page 46, new paragraphs are added on page 46 at the end of such section as follows:

From time to time, Barclays provides advisory services to the Company relating to general market conditions in the Company’s industry segment and corporate finance issues.  Specifically, in the past two years, Barclays has provided advisory services to the Company with respect to (i) the merger and (ii) the Company’s Existing Notes and existing ABL credit facility and the transactions relating thereto.  In the past two years, Barclays has collected fees from the Company for services unrelated to the merger totaling approximately $2.7 million.

Additionally, in the past two years, Barclays has collected fees from GS Capital Partners LP and certain entities believed by Barclays to be majority-owned portfolio companies of investment funds affiliated with GS Capital Partners LP totaling approximately $13.7 million.  Finally, in the past two years, Barclays has not collected any fees from P2 Capital Partners, LLC or its affiliated entities or funds.

With respect to the section “Projected Financial Information” starting on page 47, the first paragraph on page 47 is hereby revised in its entirety as follows:

In connection with GS Capital Partners’ and P2 Capital Partners, LLC’s due diligence review, the Company provided to GS Capital Partners and P2 Capital Partners, LLC certain projected financial information concerning the Company prepared by the Company’s management.  Set forth below are selected summaries of the material projected financial information provided to GS Capital Partners and P2 Capital Partners, LLC on March 23, 2012 (the “March Projections”) and projected free cash flow information provided to GS Capital Partners and P2 Capital Partners, LLC in the electronic dataroom on April 9, 2012 (the “Cash Flow Projections” and together with the March Projections, the “Projections”), in each case, which includes two separate sets of projections, (i) one of which, the Organic Growth Projections, assumes the Company operates on a stand-alone, organic basis without acquisitions and (ii) the other of which, the Organic and Acquisitions Growth Projections, assumes the Company achieves growth through both organic means and through acquisitions.  The Projections were derived from the Company’s five year business plan, which anticipates, among other things: (i) increased revenues during the forecast period, particularly due to industry growth, organic growth initiatives and acquisitions, (ii) increased gross profit margin during the forecast period due to organic sales and profit initiatives, (iii) organic growth initiatives during the forecast period, including, among other initiatives, (a) sales initiatives such as account expansion, platform enhancements, web and e-commerce expansion and global sourcing expansion, and (b) profit initiatives such as dynamic truck routing, and (iv) an acquisition program during the forecast period.  The inclusion of the Projections in this Proxy Statement should not be regarded as an admission or representation of Interline, GS Capital Partners, P2 Capital Partners, LLC, Parent or Merger Sub, or an indication that any of Interline, GS Capital Partners, P2 Capital Partners, LLC, Parent or Merger Sub or their respective affiliates or representatives considered, or now consider, the Projections to be a reliable prediction of actual future events or results, and the Projections should not be relied upon as such. The Projections are being provided in this document only because Interline made them available to GS Capital Partners and P2 Capital Partners, LLC in connection with GS Capital Partners’ and P2 Capital Partners, LLC’s due diligence review of Interline and also to Barclays in connection with its engagement as financial advisor to the Company’s Board of Directors.  None of Interline, GS Capital Partners, P2 Capital Partners, LLC, Parent or Merger Sub or any of their respective affiliates or representatives assumes any responsibility for the accuracy of the Projections or makes any representation to any stockholder regarding the Projections, and none of them intends to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

With respect to the section “Projected Financial Information” starting on page 47, the first paragraph on page 48 is hereby revised in its entirety as follows:

In addition, the Projections included non-GAAP financial measures under SEC rules, including (i) “Adjusted EBITDA,” which the Company defines as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, net, income taxes and depreciation and amortization and (ii) “free cash flow” which the Company defines as net cash provided by operating activities, as defined under GAAP, less capital expenditures.  ~~The~~ “After-tax unlevered free cash flow,” which is also a non-GAAP financial measure under SEC rules, was calculated by Barclays based upon financial forecasts prepared by the Company’s management by taking the tax-affected earnings before interest, tax expense and amortization (excluding amortization of purchased intangibles) and adding back depreciation, subtracting capital expenditures and adjusting for changes in net working capital (including a provision for doubtful accounts).  Except with respect to “after-tax unlevered free cash flow” which was not provided to GS Capital Partners and P2 Capital Partners, LLC, the Company provided this information to GS Capital Partners, P2 Capital Partners, LLC and Barclays because the Company believed it could be useful in evaluating, on a prospective basis, the Company’s potential operating performance and cash flow.  This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP.  In addition, because non-GAAP financial measures are not determined consistently by all entities, the non-GAAP measures presented in the Projections may not be comparable to similarly titled measures of other companies.  A reconciliation of Adjusted EBITDA and free cash flow to the most directly comparable GAAP measure (net income), prepared by the Company’s management, is provided below. In the reconciliation tables below, numbers may not sum exactly due to rounding.

With respect to the section “Projected Financial Information” starting on page 47, the chart entitled “Management Projections (Organic Growth Projections)” on page 48 is revised in its entirety as follows:

Projected Financial Information
Management Projections (Organic Growth Projections)

($ in millions)

	Fiscal year
	2012	2013	2014	2015	2016
Revenue	$1,312.9	$1,390.8	$1,484.9	$1,617.8	$1,676.9

Gross Profit	487.5	518.1	554.5	605.4	630.1

SG&A	372.1	388.8	409.3	439.0	448.1

Adjusted EBITDA	117.0	131.0	146.9	168.1	183.8

Free Cash Flow	34.4	43.1	51.6	68.6	83.6

After-Tax Unlevered Free Cash Flow(1)	74.7	47.8	56.2	72.8	86.7

Depreciation	18.0	18.0	17.2	19.3	20.9

Net Working Capital	248.8	265.0	282.9	302.2	317.8

Capital Expenditures	22.5	22.2	21.4	17.0	17.0

Stock-Based Compensation Expense	6.4	6.7	6.9	7.5	8.0

(1) After-tax unlevered free cash flow was calculated by Barclays as described above based upon financial forecasts prepared by the Company’s management.

With respect to the section “Projected Financial Information” starting on page 47, the chart entitled “Management Projections (Organic and Acquisitions Growth Projections)”on page 49 is revised in its entirety as follows:

Projected Financial Information

Management Projections (Organic and Acquisitions Growth Projections)(1)

($ in millions)

	Fiscal year
	2012	2013	2014	2015	2016
Revenue	$1,312.9	$1,578.3	$1,866.5	$2,208.0	$2,278.3

Gross Profit	487.5	579.5	679.9	799.7	828.6

SG&A	372.1	439.5	512.4	596.5	605.5

Adjusted EBITDA	117.0	141.6	169.2	204.9	224.9

Free Cash Flow	34.4	48.8	63.2	87.7	104.1

After-Tax Unlevered Free Cash Flow(2)	74.7	(21.5)	(7.4)	16.9	107.3

Depreciation	18.0	19.5	20.5	24.8	26.4

Net Working Capital	248.8	292.4	338.1	385.6	402.9

Capital Expenditures	22.5	24.0	25.2	22.9	23.0

Stock-Based Compensation Expense	6.4	6.7	6.9	7.5	8.0

(1) The Organic and Acquisitions Growth Projections assume annual acquisition costs of $75.0 for each of fiscal years 2013, 2014 and 2015 and no acquisition costs in fiscal years 2012 and 2016.

(2) After-tax unlevered free cash flow was calculated by Barclays as described above based upon financial forecasts prepared by the Company’s management.

Forward-Looking Statements

Statements herein regarding the proposed transaction between Parent, Merger Sub and the Company, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, the Company filed a Definitive Proxy Statement with the SEC on August 1, 2012.  Investors and security holders of the Company are urged to read the Definitive Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters.  The Definitive Proxy Statement was mailed to stockholders of the Company on August 1, 2012.  Investors and security holders of the Company are able to obtain copies of the Definitive Proxy Statement as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard, Jacksonville, FL 32207 or at the Company’s Investor Relations page on its corporate website at http://ir.interlinebrands.com.

Participants in Solicitation

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction.  Information regarding the Company’s participants is available in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 and the Company’s proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants is included in the Definitive Proxy Statement filed with the SEC on August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

BY:	/s/ Michael Agliata
Michael Agliata
Vice President, General Counsel & Secretary

Date:  August 16, 2012